UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 17, 2016
Date of earliest event reported: March 16, 2016
___________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54‑1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on March 16, 2016, 62,738,305 shares, or 96.67% of the Company’s outstanding common stock entitled to vote were represented in person or by proxy. Our shareholders voted as follows:

(a)	To elect Paul R. Lederer, Peter B. Pond and James R. Thompson, Jr. as Class I Directors of the Company for a three-year term.

Nominee	Total Votes For	Total Votes Against	Abstentions
Paul R. Lederer	58,936,229	633,023	79,144
Peter B. Pond	56,962,448	2,606,206	79,742
James R. Thompson, Jr.	58,899,108	669,512	79,776

Russell A. Beliveau, John J. Haley, Richard A. Montoni, Raymond B. Ruddy, Marilyn R. Seymann and Wellington E. Webb continued their terms in office after the meeting.

(b)
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Company’s Proxy Statement (“Say-on-Pay”).

Total Votes For	57,143,071
Total Votes Against	2,360,304
Abstentions	145,021

(c)	To ratify the appointment of Ernst & Young LLP as our independent public accountants for our 2016 fiscal year.

Total Votes For	62,229,904
Total Votes Against	434,919
Abstentions	3,482

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: March 17, 2016	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary